UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2009

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	0-27140	93-0557988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, WA 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2009, Northwest Pipe Company (the “Company”) and Mellon Investor Services LLC (“Rights Agent”) entered into an Amended and Restated Rights Agreement dated as of June 18, 2009 (the “Amended and Restated Rights Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Rights Agreement.

The Amended and Restated Rights Agreement amends and restates the Rights Agreement dated as of June 28, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C. (predecessor to the Rights Agent). The Amended and Restated Rights Agreement extends the Final Expiration Date of the Rights from June 28, 2009 to June 28, 2019. The Amended and Restated Rights Agreement also reflects certain changes in the rights and obligations of the Rights Agent and certain changes in procedural requirements under the Amended and Restated Rights Agreement. A copy of the Amended and Restated Rights Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amended and Restated Rights Agreement is qualified in its entirety by reference to the Amended and Restated Rights Agreement.

Item 3.03	MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

4.1	Amended and Restated Rights Agreement, dated as of June 18, 2009, between Northwest Pipe Company and Mellon Investor Services LLC, as Rights Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on June 19, 2009.

NORTHWEST PIPE COMPANY
(Registrant)

By	/s/ Stephanie J. Welty
Stephanie J. Welty, Senior Vice
President and Chief Financial Officer